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                                   Exhibit 5.1

                               September 29, 1999


ACE*COMM Corporation
704 Quince Orchard Road
Gaithersburg, Maryland  20878


         Re:      Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to ACE*COMM Corporation, a Maryland corporation (the "Corporation"), in connection with a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") pertaining to the registration of up to 240,000 shares of its Common Stock, $0.01 par value per share (the "Common Stock"), for issuance and sale pursuant to the Corporation's Employee Stock Purchase Plan (the "Plan").

         In that connection, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion including, but not limited to, the following: (i) the Registration Statement; (ii) the Articles of Incorporation and the Bylaws of the Corporation, as amended and as currently in effect; (iii) the Plan; (iv) certain resolutions of the Board of Directors of the Corporation relating to the issuance of the Common Stock and the other transactions contemplated by the Registration Statement; (v) a Certificate of Good Standing from the State Department of Assessments and Taxation of the State of Maryland; and (vi) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. We have assumed, without independent verification, the genuineness of signatures, the authenticity of documents and the conformity with originals of copies.

         Based on the foregoing, we are of the opinion that the Common Stock has been duly authorized for issuance and when sold, issued and paid for as contemplated in the Registration Statement, will have been validly issued and will be fully paid and non-assessable shares of Common Stock of the Corporation under the laws of the State of Maryland.

         We are members of the Bar of the State of Maryland and the opinions expressed herein are limited to the corporate laws of Maryland pertaining to matters such as the issuance of stock, but not including the "securities" or "blue sky" law of the state.


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         We hereby consent to the use of this opinion as an exhibit to the
Registration Statement. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                           Very truly yours,

                                           /S/ Venable, Baetjer and Howard, LLP



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